Exhibit G

                              ORGANIZATIONAL CHART


THE SOUTHERN COMPANY
         SOUTHERN ENERGY FINANCE CAPITAL CORPORATION
              SOUTHERN ENERGY FINANCE COMPANY, INC.
                  EPZ Lease, Inc.
                      EPZ Lease, L.L.C.
                           EPZ Lease Holding A, L.L.C.
                               EPZ Lease Trust A
                           EPZ Lease Holding B, L.L.C.
                               EPZ Lease Trust B
                           EPZ Lease Holding C, L.L.C.
                               EPZ Lease Trust C
                  Dutch Gas Lease, Inc.
                      Dutch Gas Lease, L.L.C.
                           Dutch Gas Lease Holding A, L.L.C.
                               Dutch Gas Lease Trust A
                           Dutch Gas Lease Holding B, L.L.C.
                               Dutch Gas Lease Trust B
                           Dutch Gas Lease Holding C, L.L.C.
                               Dutch Gas Lease Trust C
                  GAMOG Lease, Inc.
                      GAMOG Lease Holding , L.L.C.
                           GAMOG Trust GAMOG Lease Holding , L.L.C.
                           GAMOG Trust GAMOG Lease Holding , L.L.C.
                           GAMOG Trust
                  NUON Lease, Inc.
                      NUON Lease Holding D, L.L.C.
                           NUON Trust D
                      NUON Lease Holding E, L.L.C.
                           NUON Trust E
                      NUON Lease Holding F, L.L.C.
                           NUON Trust F
                  Southern Energy Clairton, Inc.
                      Southern Energy Clairton, L.L.C.
                  Southern Energy Clairton 2, Inc.
                  Southern Energy Carbontronics, Inc.
                      Southern Energy Carbontronics LLC